Exhibit 99.(a2)

ДОПОЛНИТЕЛЬНОЕ СОГЛАШЕНИЕ К ДЕПОЗИТАРНОМУ ДОГОВОРУ ОТ 24 ИЮЛЯ 2013 ГОДА	SUPPLEMENTAL AGREEMENT TO THE DEPOSIT AGREEMENT DATED 24 July 3013

между	by and among

ОТКРЫТЫМ АКЦИОНЕРНЫМ ОБЩЕСТВОМ «АЭРОФЛОТ - РОССИЙСКИЕ АВИАЛИНИИ» (в качестве Эмитента)	JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES” (as Issuer)

и	and

ДОЙЧЕ БАНК ТРАСТ КОМПАНИ АМЕРИКАС (в качестве Депозитария)	DEUTSCHE BANK TRUST COMPANY AMERICAS (as Depositary)

и	and

ВЛАДЕЛЬЦАМИ И СОБСТВЕННИКАМИ- ВЫГОДОПРИОБРЕТАТЕЛЯМИ АМЕРИКАНСКИХ ДЕПОЗИТАРНЫХ АКЦИЙ, УДОСТОВЕРЕННЫХ АМЕРИКАНСКИМИ ДЕПОЗИТАРНЫМИ РАСПИСКАМИ, ВЫПУЩЕННЫМИ В СООТВЕТСТВИИ	THE HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES EVIDENCED BY AMERICAN DEPOSITARY RECEIPTS ISSUED UNDER THE DEPOSIT AGREEMENT

С ДЕПОЗИТАРНЫМ ДОГОВОРОМ

Дата 03 сентября 2013 года	Dated as of 03 September 2013

Настоящее дополнительное соглашение («Дополнительное соглашение») заключено 03 сентября 2013 между:	This supplement agreement (the “Supplement Agreement”) is executed on 03 September 2013 by and among:

(i) ОТКРЫТЫМ АКЦИОНЕРНЫМ ОБЩЕСТВОМ «АЭРОФЛОТ — РОССИЙСКИЕ АВИАЛИНИИ», акционерным обществом, учрежденным в соответствии с законодательством Российской Федерации, и его правопреемниками (“Общество”);	(i) JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES”, a joint stock company organized under the laws of the Russian Federation, and its successors (the “Company”);

(ii) ДОЙЧЕ БАНК ТРАСТ КОМПАНИ АМЕРИКАС, банковской корпорацией созданной в соответствии с законодательством штата Нью-Йорк, Соединенные Штаты Америки, и косвенной дочерней компанией, полностью принадлежащей Дойче Банк A.Г., действующей в качестве депозитария по Депозитарному Договору в отношении АДР, и любым правопреемником, действующим в качестве депозитария по Депозитарному Договору в отношении АДР (“Депозитарий”); и

(ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York, United States of America, and an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary, and any successor depositary under the ADR Deposit Agreement (the “Depositary”), and

(iii) всеми Владельцами и Собственниками-Выгодоприобретателями Американских Депозитарных Акций, удостоверенных Американскими Депозитарными Расписками, которые будут выпущены в соответствии с условиями Депозитарного Договора в отношении АДР.

(iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued under the ADR Deposit Agreement.

ПРИНИМАЯ ВО ВНИМАНИЕ, ЧТО	WHEREAS

24 июля 2013 года Общество и Депозитарий заключили депозитарный договор в отношении Американских депозитарных расписок («Депозитарный договор в отношении АДР»).	On July 24, 2013 the Company and the Depositary entered into the deposit agreement in relation to American Depositary Receipts (the “ADR Deposit Agreement”).

Стороны договорились внести изменения в Депозитарный договор в отношении АДР на условиях, изложенных в настоящем Дополнительном соглашении.	The parties have agreed to amend the ADR Deposit Agreement on the terms set out herein.

1. Определение терминов	1. Interpretation

Все слова и фразы, значение которых определено в Депозитарном договоре в отношении АДР (с учетом настоящего Дополнительного соглашения), будут иметь то же значение при использовании в настоящем Дополнительном соглашении, за исключением случаев, когда такие определения в отношении таких слов или фраз изменены или заменены настоящим Дополнительным соглашением на иные термины.

All words and phrases defined in the ADR Deposit Agreement (as supplemented and amended by this Supplemental Agreement) shall have the same meanings when used herein except as otherwise replaced or amended herein.

2. Изменения в Депозитарный договор в отношении АДР	2. Amendments to the ADR Deposit Agreement

2.1       С даты настоящего Дополнительного соглашения Раздел 4.12 Депозитарного договора в отношении АДР дополняется следующим параграфом:

Депозитарий обязуется, пока данное требование соответствующих нормативно-правовых документов ФСФР России остается в силе, предоставлять Обществу на регулярной основе, но не реже одного раза в квартал, перечень Владельцев и Собственников-Выгодоприобретателей Американских Депозитарных Акций, включающий в себя перечень имен лиц, на чье имя зарегистрированы Расписки в учетных книгах Депозитария, с указанием количества принадлежащих им Американских Депозитарных Акций.

2.1       With effect from the date of this Supplemental Agreement, Section 4.12 of the ADR Deposit Agreement shall be supplemented with the following paragraph:

The Depositary shall, for so long as the relevant requirement of the FSFM stays in force, on a regular basis, but not less than once a quarter, provide to the Company a list of the Holders and Beneficial Owners of the American Depositary Shares, such list shall include information on holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

2.2       С даты настоящего Дополнительного соглашения Раздел 5.5 Депозитарного договора в отношении АДР дополняется следующим параграфом:

Пока соответствующее требование остается в силе, Депозитарий обязуется назначать в качестве Хранителя в соответствии с настоящим Разделом 5.5 исключительно компанию, отвечающую требованиям пункта 12 Положения о порядке выдачи Федеральной службой по финансовым рынкам разрешения на

2.2       With effect from the date of this Supplemental Agreement, Section 5.5 of the ADR Deposit Agreement shall be supplemented with the following paragraph:

For so long as the relevant requirement stays in force, the Depositary shall appoint as a Custodian in accordance with this Section 5.5 only a company that complies with requirements set forth in Clause 12 of the Regulation on the Procedure of Issuance by the Federal Service for the Financial Markets of Permissions for Placement and(or)

размещение и (или) организацию обращения эмиссионных ценных бумаг российских эмитентов за пределами Российской Федерации, утвержденного Приказом ФСФР России от 10 июня 2009 года (в действующей редакции) №09-21/пз-н. Депозитарий обязуется осуществлять размещение Расписок только при условии соответствия Хранителя условиям настоящего Раздела 5.5.

Organization of Circulation of Issuance Securities of Russian Issuers outside the Russian Federation approved by the FSFM Order dated June 10, 2009 (as amended) No. 09-21/pz-n. The Depositary shall issue the Receipts only in case if the Custodian complies with the provisions of this Section 5.5.

3. Общие положения	3. General

3.1       Положения Депозитарного договора в отношении АДР (с учетом изменений) применяются к настоящему Дополнительному соглашению как если бы они были частью текста настоящего Дополнительного соглашения, в той части, в которой такие положения применимы в отношении настоящего Дополнительного соглашения.

3.1 The provisions of the ADR Deposit Agreement shall apply, mutatis mutandis, to this Supplemental Agreement as if set forth herein, to the extent applicable to this Supplemental Agreement.

3.2       Настоящее Дополнительное соглашение подписано на английском и русском языке. В случае разногласия между версиями на английском и на русском языках, версия на английском языке будет иметь преимущественную силу.

3.2 This Supplemental Agreement is executed in English and Russian. In the event of any discrepancy between the English and the Russian versions the English version shall prevail.

3.3       Настоящее Дополнительное соглашение может быть заключено в любом количестве экземпляров, каждый из которых считается оригиналом, и все такие экземпляры вместе составляют одно и то же соглашение. Настоящее Дополнительное соглашение заключено в двух оригинальных экземплярах, один для Общества и один для Депощзитария.

3.3       This Supplemental Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement. This Supplemental Agreement is executed in two original copies - one for the Company and one for the Depositary.

В ПОДТВЕРЖДЕНИЕ ВЫШЕИЗЛОЖЕННОГО ОТКРЫТОЕ АКЦИОНЕРНОЕ ОБЩЕСТВО «АЭРОФЛОТ - РОССИЙСКИЕ АВИАЛИНИИ» и ДОЙЧЕ БАНК ТРАСТ КОМПАНИ АМЕРИКАС должным образом заключили настоящее Дополнительное соглашение в день и год, указанные на титульной странице, и все

IN WITNESS WHEREOF, JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES” and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Supplemental Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of American Depositary Shares evidenced by Receipts issued in

Владельцы и Собственники-Выгодоприобретатели становятся сторонами настоящего Дополнительного соглашения по принятии ими Американских Депозитарных Акций, удостоверенных Расписками, которые выпущены в соответствии с условиями Депозитарного договора в отношении АДР.

accordance with the terms of the ADR Deposit Agreement.

DEUTSCHE BANK TRUST COMPANY AMERICAS		DEUTSCHE BANK TRUST COMPANY AMERICAS

Подпись:		By:

ФИО:	Chris Konopelko	Name:	Chris Konopelko

Должность:	Director	Title:	Director

Подпись:		By:

ФИО:	Thomas Mathew	Name:	Thomas Mathew

Должность:	Vice President	Title:	Vice President

ОТКРЫТОЕ АКЦИОНЕРНОЕ ОБЩЕСТВО «АЭРОФЛОТ — РОССИЙСКИЕ АВИАЛИНИИ»		JOINT STOCK COMPANY “AEROFLOT - RUSSIAN AIRLINES”

Подпись:		By:

ФИО:	Сапрыкин Дмитрий Петрович	Name:	Dmitry Saprykin

Должность: Заместитель генерального директора по правовым и имущественным вопросам, действующего на основании доверенности №Д-650/12 от 29.12.2012		Title: Deputy General Director for Legal and Property Affairs, аcting on the basis of the Power of Attorney D-650/12, date 29.12.2012

Подпись:		By:

ФИО:	Курмашов Шамиль Равильевич	Name:	Shamil Kurmashov

Должность: Заместитель генерального директора по коммерции и финансам,		Title: Deputy General Director for Commerce and Finance, аcting on the basis of the Power of Attorney

действующего на основании доверенности №Д- 177/13 от 27.02.2013		D-177/13, date 27.02.2013

Подпись:		By:

Ф.И.О.:	Трусов Андрей Павлович	Name:	Anrdey Trusov
Должность:	Главный бухгалтер	Title:	Chief Accountant